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                                                                 EXHIBIT 21.1


                             LIST OF SUBSIDIARIES




The Hotel Industry Switch Company                       Delaware
The Hotel Clearing Corporation                          Delaware
TravelWeb, Inc.                                         Delaware
Pegasus Systems, Inc. (UK) Limited                         UK